Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp
1440 NEW YORK AVENUE, N.W.
WASHINGTON, D.C. 20005-2111

(202) 371-7000
Fax: (202) 393-5760
www.skadden.com
April 20, 2006
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Baxter International Inc.
Baxter Finco B.V.
c/o Baxter International Inc.
One Baxter Parkway
Deerfield, Illinois 60015
RE:     Registration Statement on Form S-4
Ladies and Gentlemen:
     We have acted as special counsel to Baxter International Inc., a Delaware corporation (the “Guarantor”), and as special United States counsel to Baxter Finco B.V., a private company with limited liability organized under the laws of The Netherlands and an indirect wholly-owned subsidiary of the Guarantor (the “Company”), in connection with the public offering of up to $500,000,000 aggregate principal amount of 4.750% Notes due 2010 of the Company (the “Exchange Notes”) and the related guarantee of the Guarantor (the “Exchange Guarantee” and, together with the Exchange Notes, the “Exchange Securities”). The Exchange Securities are to be issued pursuant to an exchange offer (the “Exchange Offer”) in exchange for a like principal amount of the issued and outstanding 4.750% Notes due 2010 (the “Original Notes”) together with the related guarantee of the Guarantor (the “Original Guarantee” and, together with the Original Notes, the “Original Securities”), as contemplated by the Registration Rights Agreement, dated as of October 5, 2005 (the “Registration Rights Agreement”), among the Company, the Guarantor and the initial purchasers party thereto. The Original Securities were, and the Exchange Securities will be, issued pursuant to an Indenture, dated as of October 5, 2005 (the “Base Indenture”), among the Company, the Guarantor and J.P. Morgan Trust Company, National Association, as Trustee (the “Trustee”), as amended and supplemented by

Baxter International Inc.
Baxter Finco B.V.
April 20, 2006

the First Supplemental Indenture, dated as of October 5, 2005 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Guarantor and the Trustee.
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).
     In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:
          (a) the Registration Statement on Form S-4, relating to the Exchange Securities (the “Registration Statement”) to be filed on the date hereof by the Company and the Guarantor with the Securities and Exchange Commission (the “Commission”);
          (b) an executed copy of the Registration Rights Agreement;
          (c) an executed copy of each of the Base Indenture and the Supplemental Indenture;
          (d) the Restated Certificate of Incorporation of the Guarantor, as currently in effect;
          (e) the Bylaws of the Guarantor, as currently in effect;
          (f) certain resolutions adopted by the Board of Directors of the Guarantor, relating to, among other things, the Exchange Offer, the issuance of the Exchange Guarantee, the Indenture and related matters;
          (g) the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, on Form T-1, of the Trustee, filed as an exhibit to the Registration Statement;
          (h) the form of global notes representing the Exchange Notes; and
          (i) the form of Exchange Guarantee to be endorsed upon the Exchange Notes.
     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Guarantor and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the

Baxter International Inc.
Baxter Finco B.V.
April 20, 2006

Guarantor and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Guarantor but including the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth in the opinions below, the validity and binding effect thereof on such parties. We have also assumed that the Company has been duly organized and is validly existing in good standing, and has requisite legal status and legal capacity, under the laws of The Netherlands and that the Company has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of The Netherlands) in connection with the transactions contemplated by, and the performance of its obligations under, the Registration Rights Agreement, the Indenture and the Exchange Securities (collectively, the “Transaction Documents”), other than the laws of the United States of America and the State of New York insofar as we express our opinions herein. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Guarantor and others and of public officials.
     Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware and those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.
     The opinions set forth below are subject to the following qualifications, further assumptions and limitations:
          (a) we do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to the

Baxter International Inc.
Baxter Finco B.V.
April 20, 2006

Transaction Documents (other than with respect to the Company and the Guarantor to the extent necessary to render the opinions set forth herein) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any party (other than with respect to the Company and the Guarantor to the extent necessary to render the opinions set forth herein);
          (b) we have assumed that the execution and delivery by the Company and the Guarantor of the Transaction Documents, the consummation by the Company and the Guarantor of the Exchange Offer and the performance by each of the Company and the Guarantor of its obligations under the Exchange Securities do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or the Guarantor or any of their respective properties is subject, except that we do not make this assumption for those agreements and instruments which have been identified to us by each of the Company and the Guarantor as being material to it and which are listed as exhibits in Part II of the Registration Statement;
          (c) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);
          (d) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on each of the Transaction Documents or any transactions contemplated thereby;
          (e) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Transaction Documents, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations; and
          (f) we have assumed, without independent investigation or verification of any kind, that the choice of New York law to govern the Transaction Documents, which are stated therein to be governed thereby, is legal and valid under the laws of other applicable jurisdictions and that insofar as any obligation under any of the Transaction Documents is to be performed in any jurisdiction outside the United States of America its performance will not be illegal or ineffective by virtue of the law of that jurisdiction.

Baxter International Inc.
Baxter Finco B.V.
April 20, 2006

     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Registration Statement becomes effective and the Exchange Notes and the Exchange Guarantee (in the forms examined by us) have been duly executed and authenticated by the Trustee in accordance with the terms of the Indenture and have been issued and delivered upon consummation of the Exchange Offer against receipt of the Original Securities surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes and the Exchange Guarantee will constitute valid and binding obligations of the Company and the Guarantor, respectively, enforceable against the Company and the Guarantor, respectively, in accordance with their terms.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom llp